CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Variable Insurance Funds of our reports dated February 19, 2026, relating to the financial statements and financial highlights of Vanguard Variable Insurance Funds Balanced Portfolio, Vanguard Variable Insurance Funds Capital Growth Portfolio, Vanguard Variable Insurance Funds Conservative Allocation Portfolio, Vanguard Variable Insurance Funds Diversified Value Portfolio, Vanguard Variable Insurance Funds Equity Income Portfolio, Vanguard Variable Insurance Funds Equity Index Portfolio, Vanguard Variable Insurance Funds Global Bond Index Portfolio, Vanguard Variable Insurance Funds Growth Portfolio, Vanguard Variable Insurance Funds High Yield Bond Portfolio, Vanguard Variable Insurance Funds International Portfolio, Vanguard Variable Insurance Funds Mid-Cap Index Portfolio, Vanguard Variable Insurance Funds Moderate Allocation Portfolio, Vanguard Variable Insurance Funds Money Market Portfolio, Vanguard Variable Insurance Funds Real Estate Index Portfolio, Vanguard Variable Insurance Funds Short-Term Investment-Grade Portfolio, Vanguard Variable Insurance Funds Small Company Growth Portfolio, Vanguard Variable Insurance Funds Total Bond Market Index Portfolio, Vanguard Variable Insurance Funds Total International Stock Market Index Portfolio and Vanguard Variable Insurance Funds Total Stock Market Index Portfolio which appear in Vanguard Variable Insurance Funds’ Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Service Providers–Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP April 24, 2026

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